UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2011

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2011, Leggett & Platt, Incorporated (“Leggett”), entered into a Purchase Agreement (the “Purchase Agreement”) by and among Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P., Tinicum Capital Partners II Executive Fund, L.L.C., and various other entities and individuals named on the signature pages of the Purchase Agreement (the “Sellers”) whereby Leggett agreed to purchase all of the interests in Western Pneumatic Tube Holding, LLC (“Western”). The purchase of Western was approved by Leggett’s Board of Directors.

Western’s Business. Western produces thin-walled, larger diameter, welded tubing and specialty formed products for aerospace applications. Western specializes in fabricating products from specialty materials, such as titanium and other refractory alloys, nickel-based alloys, stainless steels and other high strength metals. Western supplies its products primarily to the commercial aerospace market, but also to the defense and industrial markets. Western’s products are utilized in aircraft systems and aircraft engine systems, including fuel, hydraulic, pneumatic, environmental, life support, stability and cooling systems. Western operates two facilities: one in Kirkland, Washington and another near San Diego, California.

Purchase Price. The Purchase Agreement provides for a cash purchase price of $188 million dollars, plus or minus the amount Western’s Working Capital (as defined in the Purchase Agreement) is greater or less than approximately $17.5 million at closing. Upon completion of the Purchase Agreement, $8 million dollars of the purchase price would be held in escrow to secure the Seller’s indemnification obligations for a period of 18 months. The Seller’s indemnification obligations are generally capped at $8 million with certain exceptions, including claims regarding title to ownership interests, taxes and fraud. Leggett anticipates financing the purchase price through one or any combination of its operating cash flow, the issuance of commercial paper, or borrowing under its revolving credit agreement.

Non-Competition Covenant. The Sellers would be subject to a non-competition covenant that would restrict them from competing against Western for five years.

Closing Conditions and Termination. The Purchase Agreement is subject to certain customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of a material adverse change to Western since the date of the Purchase Agreement. Also, the Purchase Agreement may be terminated for certain customary reasons, including by Leggett or the Sellers if the transaction has not been completed by March 15, 2012. The Purchase Agreement does not contain a termination fee.

Representations and Warranties. The Purchase Agreement contains representations, warranties and covenants made by Leggett, Western and the Sellers; and indemnities made by Leggett and the Sellers; all of which are customary in a transaction of this type. The assertions embodied in the representations and warranties made by Leggett, Western and the Sellers are solely for the benefit of the parties to the Purchase Agreement, and are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Purchase Agreement. While we do not believe the schedules contain information required to be publicly disclosed, the schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement. You should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they are modified in part by the disclosure schedules, (ii) they may have changed since the date of the Purchase Agreement, (iii) they may only represent the parties’ risk allocation in this particular transaction, and (iv) they may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes.

No Prior Material Relationship between Parties. Neither the Sellers nor Western is a party to any material relationship with Leggett or its affiliates other than the Purchase Agreement.

The Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Leggett or Western. Such information about Leggett can be found in other public filings we make with the SEC. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached and incorporated by reference as Exhibit 2.1.

Item 7.01	Regulation FD Disclosure.

On December 20, 2011, Leggett issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished as part of this report:

Exhibit No.	Description
2.1	Purchase Agreement by and among Leggett & Platt, Incorporated; Tinicum Capital Partners II, L.P.; Tinicum Capital Partners II Parallel Fund, L.P.; Tinicum Capital Partners II Executive Fund, L.L.C.; and various other entities and individuals named on the signature pages of the Purchase Agreement, dated December 20, 2011[1]

99.1	Press Release of Leggett & Platt, Incorporated dated December 20, 2011

1 Schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exhibit 2.1 contains a list briefly identifying the contents of all omitted schedules. Leggett agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements. This report contains “forward-looking statements.” These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecasted,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; (ii) the inability to complete the Purchase Agreement due to the failure to satisfy its conditions; (iii) legislative, regulatory and economic developments that could prohibit or delay the completion of the Purchase Agreement; and (iv) other factors described under “Forward-Looking Statements” and “Risk Factors” in Leggett’s Annual Report on Form 10-K filed February 24, 2011 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 21, 2011	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President - Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement by and among Leggett & Platt, Incorporated; Tinicum Capital Partners II, L.P.; Tinicum Capital Partners II Parallel Fund, L.P.; Tinicum Capital Partners II Executive Fund, L.L.C.; and various other entities and individuals named on the signature pages of the Purchase Agreement, dated December 20, 2011[1]

99.1	Press Release of Leggett & Platt, Incorporated dated December 20, 2011

1 Schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exhibit 2.1 contains a list briefly identifying the contents of all omitted schedules. Leggett agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.